SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2019

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Commission File Number 0-51331

Maryland    75-3199276
(State or Other Jurisdiction    (I.R.S. Employer
of Incorporation)    Identification No.)
15W060 North Frontage Road, Burr Ridge, Illinois 60527
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (800) 894-6900
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On March 5, 2019, BankFinancial Corporation (the “Company”) and its wholly owned subsidiary, BankFinancial, National Association (the “Bank”), entered into an Agreement Regarding Cancellation of Employment Agreements and Release of Claims (the “Agreement”) with General Counsel, Secretary and Executive Vice President James J. Brennan. Under the Agreement, both the Employment Agreement between the Company and Mr. Brennan, and the Employment Agreement between the Bank and Mr. Brennan, will terminate, effective March 5, 2019, in exchange for a cash payment of $886,578. As a result of the termination of the Employment Agreements, Mr. Brennan will no longer serve as General Counsel and Executive Vice President, also effective March 5, 2019.
The forgoing description of the Agreement is not complete and is subject to, and qualified in its entirety by the text of the Agreement, which is attached as Exhibit 10.1 to this Current Report, and incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.
(a)    Not Applicable.
(b)    Not Applicable.
(c)    Not Applicable.
(d)    Exhibits.

Exhibit No.    Description
10.1Agreement Regarding Cancellation of Employment Agreements and Release of Claims by and among BankFinancial Corporation, BankFinancial, National Association, formerly known as BankFinancial, F.S.B. and James J. Brennan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:	March 11, 2019	BANKFINANCIAL CORPORATION
		By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board and Chief Executive Officer